Exhibit 99



          MDU Resources studying 9th Circuit Court order


BISMARCK, N.D. - June 1, 2005 - MDU Resources Group, Inc.
(NYSE:MDU) announced that yesterday, the United States Ninth
Circuit Court of Appeals granted the request of the Northern Plains Resource Council and the Northern Cheyenne Tribe for an injunction that reverses an earlier Federal District Court ruling on an issue related to coalbed natural gas production in Montana.

According to Chairman of the Board and Chief Executive Officer Martin A. White, MDU Resources is currently studying the potential impacts of the order, including its impact on 2005 earnings. Based on its preliminary analysis, the injunction could cause a reduction in the number of new coalbed natural gas wells that its subsidiary, Fidelity Exploration & Production Company, has planned to drill in Montana during 2005 and in the overall coalbed natural gas production levels previously estimated for 2005.

The case goes back to 2003 where the plaintiffs alleged the Powder River Basin Oil and Gas Final Environmental Impact Statement (EIS) and Montana Statewide Oil & Gas EIS are inadequate. Plaintiffs also challenge the Bureau of Land Management (BLM) decision approving an oil and gas development project and authorizing coalbed natural gas development in the Powder River Basin. The injunction prohibits the BLM from approving any coalbed natural gas production projects in the Powder River Basin of Montana. Additionally, the order stops Fidelity from drilling any additional wells within its Montana Coal Creek Project and from constructing any infrastructure necessary to produce and transport coalbed natural gas from Coal Creek's existing wells.

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including those with respect to the potential effect of the court action upon the number of wells expected to be drilled, expected production levels and earnings, as well as statements by the chairman of the board and chief executive officer, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: fluctuations in natural gas and crude oil prices; fluctuations in commodity price basis differentials; drilling successes in natural gas and oil operations; the ability to contract for or to secure necessary drilling rig contracts and to retain employees to drill for and develop reserves; market demand for, and/or available supplies of, energy products and services; and the effects on operations of legal proceedings and extensive environmental laws and regulations. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to the Introduction and Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results, in the company's most recent Form 10-Q.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, electric and natural gas utilities, natural gas pipelines and energy services, and utility services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.


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Contacts:

For analyst inquiries, contact:
Warren Robinson, Executive Vice President and Chief Financial
Officer (701) 222-7991

For media inquiries, contact:
Tim Rasmussen, Public Relations Manager (701) 222-7770